CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
LUTHERAN BROTHERHOOD VARIABLE INSURANCE
PRODUCTS COMPANY

Adopted in accordance with the provisions
of Minnesota Statutes, as amended.

We, Bruce J. Nicholson, President, and Woodrow E. Eno, Secretary, of Lutheran Brotherhood Variable Insurance Products Company, a corporation existing under the laws of the State of Minnesota, do hereby certify as follows:

FIRST:   That the Certificate of Incorporation of said corporation has been amended as follows:

  By striking out the whole of Article 1 thereof as it now exists and inserting in lieu thereof a new Article 1, reading as follows:

  ARTICLE 1: The name of the corporation is Thrivent Life Insurance Company. The principal place for the transaction of its business shall be in the City of Minneapolis, State of Minnesota.

IN WITNESS WHEREOF, we have signed this certificate this 24th day of March, 2003

/s/ Bruce J. Nicholson, President                    /s/ Woodrow E. Eno, Secretary
---------------------------------                    -----------------------------
Bruce J. Nicholson, President                        Woodrow E. Eno, Secretary